EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 24, 2004, accompanying the consolidated financial statements incorporated by reference in the Annual Report of SmartServ Online, Inc. and Subsidiaries on Form 10-KSB/A for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of SmartServ Online, Inc. on Form S-8 (File Nos. 333-47936, effective October 13, 2000; 333-91583, effective November 24, 1999).


/s/ Grant Thornton, LLP


Philadelphia, PA
March 24, 2004